                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

                                                                                                     Percentage
                                                                                                         of
   Parent (at December 31, 1998)                             Subsidiary                               Ownership
-----------------------------------       ----------------------------------------------           --------------
Bay View Capital Corporation                Bay View Bank (1)                                            100%
Bay View Capital Corporation                Bay View Commercial Finance Group (2)                        100%
Bay View Capital Corporation                Bay View Securitization Corporation                          100%
Bay View Capital Corporation                Regent Financial Corporation (3)                             100%
Bay View Capital Corporation                Bay View Capital I                                           100%
Bay View Bank                               Bay View Acceptance Corporation                              100%
Bay View Bank                               MoneyCare, Inc.                                              100%
Bay View Bank                               Bay View Auxiliary Corporation                               100%
Bay View Acceptance Corporation             Bay View Credit                                              100%
Bay View Acceptance Corporation             Ultra Funding, Inc.                                          100%
Bay View Acceptance Corporation             LFS-BV, Inc.                                                 100%

(1) Bay View Bank became Bay View Bank, N.A. in connection with its conversion to a national bank effective March 1, 1999.
(2) Bay View Commercial Finance Group became a subsidiary of Bay View Bank effective March 1, 1999.
(3) Regent Financial Corporation was merged with Bay View Bank and dissolved effective January 1, 1999.


The financial statements of the Registrant are consolidated with those of its subsidiaries.